SHAREHOLDER MEETING
The  Board of Trustees of the AdvisorOne Funds (the
"Trust") held a Special Meeting of the Shareholders of the CLS Global Diversified Equity Fund, CLS Growth And
Income Fund, CLS Global Growth Fund, CLS Domestic
Equity Fund, CLS International Equity Fund, CLS Global Aggressive Equity, CLS Enhanced Long/Short Fund, CLS Flexible Income and the CLS Shelter Fund (collectively, the "CLS Core Funds"), on April 2, 2015, as adjourned, April 9, 2015 and April 16, 2015, for the purpose of approving a New Investment Advisory Agreement between the Trust and
CLS Investments, LLC on behalf of the CLS Core Funds. At the close of business February 11, 2015, the record date for the Special Meeting of Shareholders, there were outstanding 601,804,085.777 shares of beneficial interest of the CLS Core Funds.

On April 16, 2015 a quorum of CLS Global Diversified
Equity Fund shareholders was present for the Special
Meeting with 50.89% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New Investment Advisory Agreement the following votes were cast:

For Approval:  14,286,546 shares voted
Against Approval:  209,303 shares voted
Abstained:  1,884,909 shares voted

On April 16, 2015 a quorum of CLS Growth And Income
Fund shareholders was present for the Special Meeting with 51.97% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  17,904,898 shares voted
Against Approval:  221,622 shares voted
Abstained:  2,250,805 shares voted

On April 16, 2015 a quorum of CLS Global Growth Fund shareholders was present for the Special Meeting with 50.60% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  11,691,569 shares voted
Against Approval:  173,545 shares voted
Abstained:  1,548,843 shares voted
On April 16, 2015 a quorum of CLS Domestic Equity Fund shareholders was present for the Special Meeting with 52.65% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  940,224 shares voted
Against Approval:  46,886 shares voted
Abstained:  152,532 shares voted
On April 16, 2015 a quorum of CLS International Equity
Fund shareholders was present for the Special Meeting with 50.47% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New Investment Advisory Agreement the following votes were cast:

For Approval:  1,372,802 shares voted
Against Approval:  51,717 shares voted
Abstained:  163,031 shares voted
On April 16, 2015 a quorum of CLS Global Aggressive
Equity Fund shareholders was present for the Special
Meeting with 51.71% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New Investment Advisory Agreement the following votes were cast:

For Approval:  3,545,203 shares voted
Against Approval:  35,437 shares voted
Abstained:  405,217 shares voted
On April 16, 2015 a quorum of CLS Enhanced Long/Short
Fund, shareholders was present for the Special Meeting with 51.81% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  4,673,200 shares voted
Against Approval:  79,112 shares voted
Abstained:  485,320 shares voted
On April 16, 2015 a quorum of CLS Flexible Income Fund, shareholders was present for the Special Meeting with 53.35% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  9,166,770 shares voted
Against Approval:  147,689 shares voted
Abstained:  850,088 shares voted
On April 9, 2015 a quorum of CLS Shelter Fund, shareholders was present for the Special Meeting with 50.23% of the outstanding shares represented in person or by proxy. With respect to approval of the proposed New
Investment Advisory Agreement the following votes were cast:

For Approval:  3,344,272 shares voted
Against Approval:  11,738 shares voted
Abstained:  159,491 shares voted